SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 12, 2004

CNB FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	23-2908963
(State or other jurisdiction of incorporation)	(SEC File No.)	(IRS Employer Identification Number)

County National Bank
1 South Second Street
PO Box 42
Clearfield, Pennsylvania 16830
(Address of principal executive offices)

        Registrant’s telephone number, including area code: (814) 765-9621

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

       (a)  Financial Statements: None

       (b)  Exhibits:

                 99   Press Release Announcing: First Quarter Earnings

Item 12. Press Releases

        The Board of Directors of CNB Financial Corporation has announced the declaration of a 32 cent per share quarterly dividend payable on March 15, 2004 to shareholders of record on March 5, 2004.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: February 12, 2004	By: /s/ Joseph B. Bower, Jr. Joseph B. Bower, Jr. Treasurer

Exhibit 99

News Release

CCNE NASDAQ L I S T E D	Contact: Joseph B. Bower Treasurer (814) 765-9621

CNB FINANCIAL ANNOUNCES FIRST QUARTER DIVIDEND
CLEARFIELD, PENNSYLVANIA – February 11, 2004

The Board of Directors of CNB Financial Corporation has announced the declaration of a 32 cent per share quarterly dividend payable on March 15, 2004 to shareholders of record on March 5, 2004.

CNB Financial Corporation is a $702 million bank holding company headquartered in Clearfield, PA. It conducts business principally through County National Bank whose market area includes twenty convenient office locations in six counties of Pennsylvania.

For further information regarding the stock of CNB Financial Corporation, please call(814) 765-9621, County National Bank Stock Transfer Department or contact any brokerage firm. The identifying symbol for this security is CCNE.

County National Bank’s website is www.bankcnb.com.

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